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                                                                    EXHIBIT 5.1




                     [VINSON & ELKINS L.L.P. LETTERHEAD]


                              December 31, 1997



(214) 220-7700                                                   (214) 220-7716





Pioneer Natural Resources Company
Pioneer Natural Resources USA, Inc.
1400 Williams Square West
5205 North O'Connor Blvd.
Irving, Texas  75309

                  Re:      Pioneer Natural Resources Company
                           Pioneer Natural Resources USA, Inc.
                           Registration Statement on Form S-3 (No. 333-42315) Debt Securities
                           Preferred Stock, par value $.01 per share
                           Depositary Shares
                           Common Stock, par value $.01 per share
                           Warrants
                           Guarantees of Debt Securities

Ladies and Gentlemen:

         We have acted as counsel for Pioneer Natural Resources Company, a Delaware corporation (the "Company"), and Pioneer Natural Resources USA, Inc. a Delaware corporation (the "Guarantor"), in connection with the registration under the Securities Act of 1933 (the "Securities Act"), on a Registration Statement on Form S-3 (No. 333-42315 ) (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities for an aggregate initial offering price not to exceed $1,400,000,000: (i) debt securities of the Company ("Debt Securities");
(ii) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"); (iii) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"); (iv) shares of common stock, par value $.01 per share, of the Company ("Common Stock"); (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"); and (vi) guarantees of Debt Securities (the "Guarantees" and, together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants, the "Securities").

         For purposes of rendering the opinions contained in this letter, we have reviewed those agreements, records, documents, and matters of law as we have deemed relevant in order to render the opinions set forth herein, including but not limited to (a) the Certificate of Incorporation and the Bylaws of the Company, (b) resolutions adopted by the Board of Directors of the Company, (c) the Certificate of Incorporation and the Bylaws of the Guarantor,
(d) resolutions adopted by the Board of Directors of the Guarantor, and (e) the Indenture in the form of Exhibit 4.2 to the Registration Statement to be




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Pioneer Natural Resources Company
Pioneer Natural Resources USA, Inc.
December 31, 1997
Page 2


executed by the Company and the trustee (the "Indenture"), pursuant to which Debt Securities may be issued.

         As to certain questions of fact material to our opinions, we have relied upon certificates from officers of the Company and the Guarantor and other persons, as appropriate, and upon certificates of public officials.

         Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we express the following opinions:

         1. With respect to Debt Securities to be issued under the Indenture, when (A) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (C) the Company's Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. With respect to shares of Preferred Stock, when both (A) the Company's Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and
(B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company's Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid and non assessable.

         3. With respect to Depositary Shares, when (A) the Company's Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock




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Pioneer Natural Resources Company
Pioneer Natural Resources USA, Inc.
December 31, 1997
Page 3


underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreements approved by the Company's Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued.

         4. With respect to shares of Common Stock, when both (A) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Company's Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

         5. With respect to the Warrants, when (A) the Company's Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.

         6. With respect to Guarantees, when (A) the Indenture or an appropriate supplemental indenture, if any, has been duly authorized and validly executed and delivered by the Guarantor to the Trustee, (B) the Guarantor's Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters, (C) the related Debt Securities have been properly issued as contemplated in paragraph 1 of this opinion, and (D) the Guarantees have been duly executed, issued and delivered in accordance with the provisions of the Indenture (if applicable) and the applicable definitive purchase, underwriting or similar agreement approved by the Guarantor's Board upon the payment of the consideration therefor provided for therein, such Guarantees will be legally issued and will constitute valued and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, or other law relating to or affecting creditor's rights generally and general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).



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Pioneer Natural Resources Company
Pioneer Natural Resources USA, Inc.
December 31, 1997
Page 4

         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

         a. We have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies,
(v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us or referenced in this opinion letter (other than the Company's Composite Certificate of Incorporation and Bylaws) do not modify the terms that appear in any such document.

         b. We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         c. In rendering the opinions in paragraph 1 and 6, we have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

         d. We express no opinion with respect to (i) the enforceability of provisions in the Indenture, Guarantees, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.





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Pioneer Natural Resources Company
Pioneer Natural Resources USA, Inc.
December 31, 1997
Page 5


         e. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

         f. We note that the Indenture by its terms purports to be governed by the laws of the State of New York and that the terms of the Warrants and Guarantees, when determined, may be governed by the laws of a jurisdiction other than the State of Texas or other than the General Corporation Law of the State of Delaware. While we express no opinion with respect to the laws of the State of New York or such other jurisdictions in rendering these opinions, we have assumed that the internal laws of the State of New York and such other jurisdictions are the same as the internal laws of the State of Texas. We have not conducted any analysis to determine whether that assumption is correct.

         g. The opinions expressed in this letter are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. You should be aware that we are not admitted to the practice of law in the State of Delaware.

         We consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.


                                                Very truly yours,


                                                /s/ VINSON & ELKINS L.L.P.